SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

June 4, 2002

Energen Corporation

(Exact name of registrant as specified in its charter)

Alabama

(State or other jurisdiction of incorporation)

1-7810	63-0757759
(Commission File No.)	(IRS Employer Identification No.)

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant's telephone number including area code)

Item 5. Other Events

Alabama Gas Corporation (Alagasco), the natural gas distribution subsidiary of Energen Corporation, has filed a request with the Alabama Public Service Commission (APSC) to continue its 19-year-old rate-setting methodology, Rate Stabilization and Equalization (Rate RSE), through January 1, 2008, and thereafter, unless the APSC, after notice and a public hearing, votes either to modify Rate RSE or discontinue its operation after that date. Timing of consideration of the utility's request is at the sole discretion of the APSC. In the interim, Alagasco will continue to operate under the existing order, which extended Rate RSE without change in October 1996.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGEN CORPORATION
June 4, 2002	By /s/ Geoffrey C. Ketcham
Geoffrey C. Ketcham
Executive Vice President, Chief Financial Officer and Treasurer of Energen Corporation and Alabama Gas Corporation